Exhibit 99.2

CHARLES RIVER ASSOCIATES (CRA)

THIRD QUARTER FISCAL YEAR 2019

EARNINGS ANNOUNCEMENT

PREPARED CFO REMARKS

CRA is providing these prepared remarks by CFO Chad Holmes in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call.

As previously announced, the conference call will be held October 31, 2019 at 10:00 a.m. ET. These prepared remarks will not be read on the call.

Q3 Fiscal 2019 Summary (Quarter ended September 28, 2019)

•                  Revenue: $115.7 million

•                  Net income: $5.7 million, or 5.0% of revenue; non-GAAP net income: $ 7.9 million, or 6.9% of revenue

•                  Net income per diluted share: $0.71; non-GAAP net income per diluted share: $0.98

•                  Operating margin: 6.0%; non-GAAP operating margin: 8.6%

•                  Non-GAAP EBITDA: $12.6 million, or 10.9% of revenue

•                  Effective tax rate: 14.2%; non-GAAP effective tax rate: 18.2%

•                  Utilization: 76%

•                  Consultant headcount at the end of Q3 of fiscal 2019: 741, which consists of 121 officers, 412 other senior staff and 208 junior staff

•                  Cash and cash equivalents: $19.8 million at September 28, 2019

Revenue

For Q3 of fiscal 2019, revenue was $115.7 million, compared with revenue of $103.9 million for Q3 of fiscal 2018.

Headcount

The following table outlines CRA’s consultant headcount at the end of the stated quarters:

	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018
Officers	121	123	123	124	125
Other Senior Staff	412	378	387	375	367
Junior Staff	208	163	177	188	193
Total	741	664	687	687	685

Utilization

For Q3 of fiscal 2019 and fiscal 2018, companywide utilization was 76%.

Client Reimbursables

For Q3 of fiscal 2019, on a GAAP and non-GAAP basis, client reimbursables were $14.0 million, or 12.1% of revenue, compared with $11.4 million, or 11.0% of revenue, for Q3 of fiscal 2018.

Contingent Liability

For Q3 of fiscal 2019, the estimated value of the contingent consideration obligation increased from Q2 of fiscal 2019 by $3.0 million to $9.6 million at September 28, 2019, which is reported as a component of cost of services for Q3 of fiscal 2019.  For Q3 of fiscal 2018, the estimated value of the contingent consideration obligation increased from Q2 of fiscal 2018 by $2.3 million to $5.6 million at September 29, 2018, which was recorded as an increase to cost of services for Q3 of fiscal 2018.

Selling, General and Administrative (SG&A) Expenses

For Q3 of fiscal 2019, on a GAAP and non-GAAP basis, SG&A expenses were $22.4 million, or 19.4% of revenue, compared with $22.3 million, or 21.5% of revenue, for Q3 of fiscal 2018.  Commissions to non-employee experts are included in SG&A expenses. On a GAAP and non-GAAP basis, these commissions represented approximately 2.6% of revenue for Q3 of fiscal 2019, compared with 2.7% in Q3 of fiscal 2018. Excluding these commissions, on a GAAP and non-GAAP basis, SG&A expenses were 16.8% of revenue for Q3 of fiscal 2019, compared with 18.7% in Q3 of fiscal 2018.

Depreciation & Amortization

For Q3 of fiscal 2019, on a GAAP and non-GAAP basis, depreciation and amortization expenses amounted to $2.5 million, or 2.2% of revenue, compared with $2.6 million, or 2.5% of revenue, for Q3 of fiscal 2018.

Forgivable Loan Amortization

For Q3 of fiscal 2019, on a GAAP and non-GAAP basis, forgivable loan amortization was $6.7 million, or 5.7% of revenue, compared with $6.4 million, or 6.2% of revenue, for Q3 of fiscal 2018.

Share-Based Compensation Expense

For Q3 of fiscal 2019, on a GAAP and non-GAAP basis, share-based compensation expense was approximately $0.9 million, or 0.8% of revenue, compared with $1.3 million, or 1.2% of revenue, for Q3 of fiscal 2018.

Operating Income

For Q3 of fiscal 2019, operating income was $6.9 million, or 6.0% of revenue, compared with operating income of $5.2 million, or 5.0% of revenue, for Q3 of fiscal 2018. Non-GAAP operating income was $9.9 million, or 8.6% of revenue, for Q3 of fiscal 2019, compared with $7.5 million, or 7.2% of revenue, for Q3 of fiscal 2018.

	Quarter ended
	September 28, 2019	As a % of Revenue	September 29, 2018	As a % of Revenue
Income from Operations	$6,905	6.0%	$5,225	5.0%
Adjustments needed to reconcile GAAP income from operations to non-GAAP income from operations:
Non-cash valuation change in contingent consideration	3,001	2.6%	2,273	2.2%
Non-GAAP Income from Operations	$9,906	8.6%	$7,498	7.2%

Interest and Other Expense, net

For Q3 of fiscal 2019, interest and other expense, net was $0.2 million on a GAAP basis and non-GAAP basis. This compares with interest and other expense, net of $0.3 million on a GAAP and non-GAAP basis for Q3 of fiscal 2018.

Income Taxes

The following table outlines CRA’s income tax provision recorded (in $000) and the resulting effective tax rates:

	GAAP		NON-GAAP
	Q3		Q3
	2019	2018	2019	2018
Tax Provision	$952	$1,031	$1,767	$1,638
Effective Tax Rate	14.2%	20.9%	18.2%	22.7%

Net Income

For Q3 of fiscal 2019, net income was $5.7 million, or 5.0% of revenue, or $0.71 per diluted share, compared with net income of $3.9 million, or 3.8% of revenue, or $0.46 per diluted share for Q3 of fiscal 2018. Non-GAAP net income for Q3 of fiscal 2019 was $7.9 million, or 6.9% of revenue, or $0.98 per diluted share, compared with $5.6 million, or 5.4% of revenue, or $0.65 per diluted share, for Q3 of fiscal 2018.

Non-GAAP EBITDA

For Q3 of fiscal 2019, non-GAAP EBITDA was $12.6 million, or 10.9% of revenue, compared with $10.1 million, or 9.7% of revenue, for Q3 of fiscal 2018.

Constant Currency Basis

For Q3 of fiscal 2019, revenue was $115.7 million, and net income was $5.7 million, or 5.0% of revenue, or $0.71 per diluted share. On a constant currency basis relative to Q3 of fiscal 2018, Q3 of fiscal 2019 revenue would have increased by approximately $1.1 million to $116.8 million, net income would have increased by $0.1 million to $5.8 million and earnings per diluted share would have increased by approximately $0.01 to $0.72.

For Q3 of fiscal 2019, non-GAAP net income was $7.9 million, or 6.9% of revenue, or $0.98 per diluted share, and non-GAAP EBITDA was $12.6 million, or 10.9% of revenue. On a constant currency basis relative to Q3 of fiscal 2018, Q3 of fiscal 2019 non-GAAP net income would have increased by $0.1 million to $8.0 million, earnings per diluted share would have increased by approximately $0.01 to $0.99 and non-GAAP EBITDA would have increased by $0.1 million to $12.7 million.

A description of the process for calculating the measures presented on a constant currency basis is contained under the heading “Non-GAAP Financial Measures” below.

Key Balance Sheet Metrics

Billed and unbilled receivables at September 28, 2019 were $140.8 million, compared with $131.6 million at September 29, 2018. Current liabilities at September 28, 2019 were $172.2 million, compared with $117.1 million at September 29, 2018.

Total DSO for Q3 of fiscal 2019 were 108 days, consisting of 68 days of billed and 40 days of unbilled. This compares with 112 days reported for Q3 of fiscal 2018, consisting of 74 days of billed and 38 days of unbilled.

Cash and Cash Flow

Cash and cash equivalents were $19.8 million at September 28, 2019, compared with $11.9 million at September 29, 2018.

Net cash provided by operating activities for Q3 of fiscal 2019 was $26.2 million, compared with $24.4 million for Q3 of fiscal 2018.

As of September 28, 2019, there was $36.0 million of borrowings outstanding under our revolving credit facility, compared with $5.0 million of borrowings outstanding under the facility at September 29, 2018. Since the end of Q3 2019, we have paid down $10 million of this outstanding balance.

Capital expenditures totaled approximately $8.6 million for Q3 of fiscal 2019, compared with $4.3 million for Q3 of fiscal 2018.

During Q3 of fiscal 2019, approximately 157,000 shares of common stock were repurchased for approximately $6.6 million.  During Q3 of fiscal 2018 there were no shares of common stock were repurchased.

A quarterly cash dividend of $0.20 per common share, for total dividends and dividend equivalents of $1.5 million, was paid in Q3 of fiscal 2019, compared with a quarterly cash dividend of $0.17 per common share, for total dividends and dividend equivalents of $1.4 million, which was paid in Q3 of fiscal 2018.

GAAP Condensed Consolidated Statement of Cash Flows

CRA has derived the condensed consolidated statement of cash flow data for the years ended December 29, 2018 and December 30, 2017 from its audited financial statements appearing on Form 10-K for fiscal year ended December 29, 2018, filed with the Securities and Exchange Commission on February 28, 2019.  The condensed consolidated statement of cash flow data for the fourth quarter of fiscal year 2017, each of the fiscal quarters of fiscal year 2018, and the first, second and third quarters of fiscal year 2019 have been derived from CRA’s unaudited financial statements appearing on Form 10-Q for each of the respective fiscal quarters as well as the consolidated statements of cash flows appearing on Form 10-K for the fiscal year ended December 29, 2018 and December 30, 2017 and have been prepared on the same basis as CRA’s audited financial statements.

	LTM	Q3	Q2	Q1	Q4	FY
(In thousands)	Q3 2019	2019	2019	2019	2018	2018
Net cash provided by (used in) operating activities	$24,676	$26,202	$10,458	$(56,567)	$44,583	$36,189
Net cash used in investing activities	(14,616)	(8,644)	(3,130)	(774)	(2,068)	(15,447)
Net cash (used in) provided by financing activities	(1,444)	(12,624)	(6,741)	34,138	(16,217)	(35,747)
Effect of FX rates on cash and cash equivalents	(646)	(689)	43	133	(133)	(1,002)
Net increase (decrease) in cash and cash equivalents	$7,970	$4,245	$630	$(23,070)	$26,165	$(16,007)
Cash and cash equivalents at beginning of period	11,863	15,588	14,958	38,028	11,863	54,035
Cash and cash equivalents at end of period	$19,833	$19,833	$15,588	$14,958	$38,028	$38,028

	LTM	Q3	Q2	Q1	Q4	FY
(In thousands)	Q3 2018	2018	2018	2018	2017	2017
Net cash provided by (used in) operating activities	$29,673	$24,407	$7,738	$(40,539)	$38,067	$45,858
Net cash used in investing activities	(17,770)	(4,440)	(5,691)	(3,248)	(4,391)	(25,670)
Net cash (used in) provided by financing activities	(20,546)	(16,740)	(2,791)	1	(1,016)	(21,851)
Effect of FX rates on cash and cash equivalents	(393)	(389)	(1,083)	603	476	2,168
Net (decrease) increase in cash and cash equivalents	$(9,036)	$2,838	$(1,827)	$(43,183)	$33,136	$505
Cash and cash equivalents at beginning of period	20,899	9,025	10,852	54,035	20,899	53,530
Cash and cash equivalents at end of period	$11,863	$11,863	$9,025	$10,852	$54,035	$54,035

Adjusted Net Cash Provided by (Used in) Operating Activities

Below are the annual, quarterly and last twelve-month reconciliations of GAAP net cash provided by (used in) operating activities for each of the periods presented to non-GAAP adjusted net cash provided by (used in) operating activities.  The reconciling items are forgivable loan issuances and repayments for each period, which are reported as a component of GAAP net cash provided by (used in) operating activities.

	LTM	Q3	Q2	Q1	Q4	FY
(In thousands)	Q3 2019	2019	2019	2019	2018	2018
Net cash provided by (used in) operating activities	$24,676	$26,202	$10,458	$(56,567)	$44,583	$36,189
Forgivable loan issuances	34,623	9,521	1,953	21,930	1,219	30,572
Forgivable loan repayments	(1,103)	(406)	(300)	(400)	3	(3,396)
Adjusted net cash provided by (used in) operating activities	$58,196	$35,317	$12,111	$(35,037)	$45,805	$63,365

Net Revenue	$440,871	$115,686	$110,573	$105,849	$108,763	$417,648

GAAP net cash provided by (used in) operating activities as a percentage of net revenue	5.6%	22.6%	9.5%	-53.4%	41.0%	8.7%
Adjusted net cash provided by (used in) operating activities as a percentage of net revenue	13.2%	30.5%	11.0%	-33.1%	42.1%	15.2%

	LTM	Q3	Q2	Q1	Q4	FY
	Q3 2018	2018	2018	2018	2017	2017
Net cash provided by (used in) operating activities	$29,673	$24,407	$7,738	$(40,539)	$38,067	$45,858
Forgivable loan issuances	30,891	6,704	(379)	23,028	1,538	11,672
Forgivable loan repayments	(3,650)	(66)	—	(3,333)	(251)	(2,135)
Adjusted net cash provided by (used in) operating activities	$56,914	$31,045	$7,359	$(20,844)	$39,354	$55,395

Net Revenue	$405,901	$103,871	$105,538	$99,476	$97,016	$370,075

GAAP net cash provided by (used in) operating activities as a percentage of net revenue	7.3%	23.5%	7.3%	-40.8%	39.2%	12.4%
Adjusted net cash provided by (used in) operating activities as a percentage of net revenue	14.0%	29.9%	7.0%	-21.0%	40.6%	15.0%

NON-GAAP FINANCIAL MEASURES

In these remarks, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with financial measures that were not calculated in accordance with GAAP. CRA believes that the non-GAAP financial measures described below are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results, financial condition and cash flows. Non-GAAP adjusted net cash provided by (used in) operating activities is also used by management to assess CRA’s ability to fund items such as the acquisition of talent, office expansions and distributions to shareholders.  In addition, non-GAAP net income and non-GAAP EBITDA are used by CRA in its budgeting process, and the non-GAAP adjustments described below are made to the performance measures for some of CRA’s performance-based compensation.

The adjustments made to non-GAAP net income and non-GAAP EBITDA in these remarks are as follows: for all periods presented, the adjustments exclude non-cash amounts relating to valuation changes in contingent consideration and related tax effects; for the year to date period ended September 29, 2018, the adjustments also exclude net costs related to a lease recapture, related tax effects.  The adjustments made to non-GAAP adjusted net cash provided by (used in) operating activities add back forgivable loan issuances, net of repayments. These remarks also present certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates. Finally, these remarks also present the non-GAAP financial metric EBITDA.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in these remarks. EBITDA and the financial measures identified in these remarks as “non-GAAP” are reconciled to their GAAP comparable measures either in these remarks or in the attached financial tables. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

CRA INTERNATIONAL, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
SEPTEMBER 28, 2019 COMPARED TO SEPTEMBER 29, 2018
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	September 28, 2019	As a % of Revenue	September 29, 2018	As a % of Revenue	September 28, 2019	As a % of Revenue	September 29, 2018	As a % of Revenue
Revenues	$115,686	100.0%	$103,871	100.0%	$332,108	100.0%	$308,885	100.0%
Cost of services (exclusive of depreciation and amortization)	83,805	72.4%	73,717	71.0%	233,412	70.3%	212,813	68.9%
Selling, general and administrative expenses	22,449	19.4%	22,293	21.5%	68,929	20.8%	67,682	21.9%
Depreciation and amortization	2,527	2.2%	2,636	2.5%	7,696	2.3%	7,300	2.4%
Income from operations	6,905	6.0%	5,225	5.0%	22,071	6.6%	21,090	6.8%

Interest and other income (expense), net	(214)	-0.2%	(286)	-0.3%	(1,333)	-0.4%	(488)	-0.2%
Income before provision for income taxes	6,691	5.8%	4,939	4.8%	20,738	6.2%	20,602	6.7%
Provision for income taxes	952	0.8%	1,031	1.0%	4,754	1.4%	4,969	1.6%
Net income	$5,739	5.0%	$3,908	3.8%	$15,984	4.8%	$15,633	5.1%

Net Income per share:
Basic	$0.74		$0.48		$2.02		$1.91
Diluted	$0.71		$0.46		$1.94		$1.81

Weighted average number of shares outstanding:
Basic	7,769		8,048		7,903		8,129
Diluted	8,050		8,548		8,205		8,615

CRA INTERNATIONAL, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
SEPTEMBER 28, 2019 COMPARED TO SEPTEMBER 29, 2018
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	September 28, 2019	As a % of Revenue	September 29, 2018	As a % of Revenue	September 28, 2019	As a % of Revenue	September 29, 2018	As a % of Revenue
Revenues	$115,686	100.0%	$103,871	100.0%	$332,108	100.0%	$308,885	100.0%
Net income	$5,739	5.0%	$3,908	3.8%	$15,984	4.8%	$15,633	5.1%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	3,001	2.6%	2,273	2.2%	3,435	1.0%	427	0.1%
Net costs related to lease recapture	—	—	—	—	—	—	555	0.2%
Tax effect on adjustments	(815)	-0.7%	(607)	-0.6%	(931)	-0.3%	26	0.0%
Non-GAAP net income	$7,925	6.9%	$5,574	5.4%	$18,488	5.6%	$16,641	5.4%

Non-GAAP net Income per share:
Basic	$1.02		$0.69		$2.33		$2.03
Diluted	$0.98		$0.65		$2.25		$1.92

Weighted average number of shares outstanding:
Basic	7,769		8,053		7,903		8,129
Diluted	8,050		8,550		8,205		8,615

CRA INTERNATIONAL, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
SEPTEMBER 28, 2019 COMPARED TO SEPTEMBER 29, 2018
(IN THOUSANDS)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	September 28, 2019	As a % of Revenue	September 29, 2018	As a % of Revenue	September 28, 2019	As a % of Revenue	September 29, 2018	As a % of Revenue
Revenues	$115,686	100.0%	$103,871	100.0%	$332,108	100.0%	$308,885	100.0%
Net Income	$5,739	5.0%	$3,908	3.8%	$15,984	4.8%	$15,633	5.1%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	3,001	2.6%	2,273	2.2%	3,435	1.0%	427	0.1%
Net costs related to lease recapture	—	—	—	—	—	—	555	0.2%
Tax effect on adjustments	(815)	-0.7%	(607)	-0.6%	(931)	-0.3%	26	0.0%
Non-GAAP net income	$7,925	6.9%	$5,574	5.4%	$18,488	5.6%	$16,641	5.4%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	424	0.4%	222	0.2%	954	0.3%	560	0.2%
Provision for income taxes	1,767	1.5%	1,638	1.6%	5,685	1.7%	4,943	1.6%
Depreciation and amortization	2,527	2.2%	2,636	2.5%	7,696	2.3%	7,300	2.4%
Non-GAAP EBITDA	$12,643	10.9%	$10,070	9.7%	$32,823	9.9%	$29,444	9.5%

CRA INTERNATIONAL, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	September 28, 2019	December 29, 2018

Assets
Cash and cash equivalents	$19,833	$38,028
Accounts receivable and unbilled services, net	140,752	130,585
Other current assets	19,838	12,527
Total current assets	180,423	181,140

Property and equipment, net	57,788	48,088
Goodwill and intangible assets, net	94,631	96,054
Right-of-use assets	110,999	—
Other assets	61,683	45,564
Total assets	$505,524	$370,846

Liabilities and shareholders’ equity
Accounts payable	$23,636	$21,938
Accrued expenses	94,557	108,233
Revolving line of credit	36,000	—
Current portion of lease liabilities	10,598	—
Other current liabilities	7,363	12,326
Total current liabilities	172,154	142,497
Non-current portion of lease liabilities	126,869	—
Other non-current liabilities	14,149	31,877
Total liabilities	313,172	174,374

Total shareholders’ equity	192,352	196,472
Total liabilities and shareholders’ equity	$505,524	$370,846

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Fiscal Year-to-Date Period Ended
	September 28, 2019	September 29, 2018
Operating activities:
Net income	$15,984	$15,633
Adjustments to reconcile net income to net cash used in operating activities:
Non-cash items, net	18,214	14,790
Accounts receivable and unbilled services	(10,956)	(18,915)
Working capital items, net	(43,149)	(19,902)
Net cash used in operating activities	(19,907)	(8,394)

Investing activities:
Purchases of property and equipment	(12,548)	(13,379)
Net cash used in investing activities	(12,548)	(13,379)

Financing activities:
Issuance of common stock, principally stock option exercises	2,006	1,387
Borrowings under revolving line of credit	54,000	30,161
Repayments under line of credit	(18,000)	(24,599)
Tax withholding payments reimbursed by shares	(388)	(1,783)
Cash paid on dividend equivalents	(35)	(98)
Cash dividend paid to shareholders	(4,742)	(4,168)
Repurchases of common stock	(18,068)	(20,389)
Distribution to noncontrolling interest	—	(41)
Net cash provided by (used in) financing activities	14,773	(19,530)

Effect of foreign exchange rates on cash and cash equivalents	(513)	(869)

Net decrease in cash and cash equivalents	(18,195)	(42,172)
Cash and cash equivalents at beginning of period	38,028	54,035

Cash and cash equivalents at end of period	$19,833	$11,863

Noncash investing and financing activities:
Purchases of property and equipment not yet paid for	$3,461	$1,852
Purchases of property and equipment by a third party	$126	$—
Asset retirement obligations	$427	$217
Right-of-use assets obtained in exchange for lease obligations	$37,298	$—
Right-of-use assets related to the adoption of ASC 842	$82,329	$—
Lease Liabilities related to the adoption of ASC 842	$106,765	$—
Supplemental cash flow information:
Cash paid for taxes	$6,078	$3,409
Cash paid for interest	$848	$380